UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 5, 2012

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9653 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 31, 2012, Golden Eagle International, Inc. (hereafter referred to as “us” or “we”) entered into a Common Stock Subscription Agreement (“Subscription Agreement”) with Gulf Coast Capital, LLC. ("Gulf Coast")  This Subscription Agreement provided for the issuance of an aggregate of 8,333,334 shares of our restricted common stock for the following consideration;

a)           The conversion into common stock, a $50,000.00 debenture,  plus $15,572.60 in accrued interest, totaling $65,572.60, originally purchased from us by The John Saunders Trust on July 7, 2008 and subsequently assigned by The John Saunders Trust to Gulf Coast on May 1, 2012; and

b)           the conversion into common stock a $15,000 note payable,  plus $3,264.66 in accrued interest, totaling $18,264.66, originally entered into between John Saunders and us on September 11, 2009 and subsequently assigned by John Saunders to Gulf Coast on May 1, 2012; and

c)            in consideration for $66,162.74 in cash which was received on June 5, 2012.

The restricted common shares were issued at a price of $.018 per share for a total consideration of $150,000.

On May 1, 2012 we were notified by Gulf Coast that they had purchased and caused to be assigned a $50,000.00 convertible debenture from The John Saunders Trust that originally purchased the same from us on July 7, 2008, plus $15,572.60 in interest. Additionally, we were notified that Gulf Coast had purchased and caused to be assigned a $15,000.00 note payable to John Saunders in the amount $15,000.00,  plus accrued interest in the amount of $3,264.66.

On May 21, 2012 we received a demand letter requiring full payment by May 31, 2012 of the $50,000.00 debenture and the $15,000.00 note, plus accrued interest, now owned by Gulf Coast.

By means of a subscription agreement between Gulf Coast and us dated May 31, 2012, we have agreed to retire the last remaining debt of the company and additionally secure $66,162.74 as a cash investment.

Item 3.02                      Unregistered Sales of Equity Securities

(a)           On May 31, 2012 we agreed to issue 8,333,334 shares of our restricted common stock for $150,000.00 in consideration at a price of $.018 per share, or 50% of the closing price for the last 10-day period.  The consideration included:

•	$66,162.74 as a cash investment received on June 5, 2012, and
•	$83,837.26 in satisfaction of debt.

(b)           There were no placement agent or underwriters involved in the transactions and no underwriting discounts or commissions were paid in connection with the transactions.

(c)           We relied on the exemption from registration provided by Sections 4(2) and 4(6) and Rule 506 of Regulation D under the Securities Act of 1933 for these transactions.  We believed these exemptions were available because:

•	The single purchaser is an accredited investors
•	There was no general solicitation or general advertising involved in the offer or sale;
•	The offer and sale did not involve a public offering;
•
We provided the single purchaser with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Further, based on our investigation, we believe that the accredited investors obtained all information regarding the Company they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

•
We will be placing restrictive legends on the certificates representing these securities issued to the accredited investors stating that the securities were not registered under the Securities Act of 1933 and are subject to restriction on their transferability and resale.

(d)           We have no registration obligation with respect to the shares of restricted common stock issued.

(e)           We have previously used, or are currently using, the loan proceeds for general corporate purposes.  We have reduced the debt on our balance sheet for which we have exchanged our restricted common stock and made a corresponding entry to the equity section of our balance sheet.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99. 1       (a)    Common Stock Subscription Agreement for Gulf Coast Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of June, 2012.

Golden Eagle International, Inc.

By: /s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer